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                                                                      EXHIBIT 32

                    FIRST AMENDMENT TO SHAREHOLDERS AGREEMENT

      THIS FIRST AMENDMENT TO SHAREHOLDERS AGREEMENT (this "Amendment") is dated as of April 21, 2004, among Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), J.P. Morgan Partners (23A SBIC), LLC (formerly known as CB Capital Investors, L.P.), Mellon Ventures, L.P., S.P. Johnson IV, Frank A. Wojtek, Steven A. Webster, Douglas A.P. Hamilton, Paul B. Loyd, Jr. and DAPHAM Partnership, L.P. (the "Shareholders"). Capitalized terms used but not otherwise defined in this Amendment should have the meanings given such terms in the Shareholders Agreement dated as of December 15, 1999 by and among the Company and the Shareholders (the "Agreement").


                                  WITNESSETH:

      WHEREAS, the Company and the Shareholders desire to amend the Agreement to delete Douglas A.P. Hamilton, Paul B. Loyd, Jr. and DAPHAM Partnership, L.P. as Shareholders, Original Founder Shareholders, signatories and parties thereto;

      WHEREAS, Section 6.1 of the Agreement provides that, subject to certain exceptions, an amendment of a provision of the Agreement requires the prior written consent of the Company, the Requisite Founder Shareholders and the Requisite Investors;


      WHEREAS, the undersigned Founder Shareholders hold in excess of 50% of the outstanding shares of Common Stock held by all Founder Shareholders as of the date of this Amendment, and therefore qualify as the Requisite Founder Shareholders;

      WHEREAS, the undersigned Investors hold in excess of 50% of the outstanding shares of Common Stock held by all Investors as of the date of this Amendment, and therefore qualify as the Requisite Investors;

      NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:



      1. Effective as of the date hereof, the Agreement is hereby amended to delete Douglas A. P. Hamilton, Paul B. Loyd, Jr. and DAPHAM Partnership, L.P. (each, an "Exiting Shareholder") as Shareholders, Original Founder Shareholders, signatories and parties thereto, and as a result of this Amendment, no Exiting Shareholder shall have, from and after the effective date of this Amendment, any rights or obligations under the Agreement.


      2. The parties hereto acknowledge that the terms of the Agreement, as amended by this Amendment, shall continue in full force and effect. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York except to the extent of internal corporate matters, which shall be governed by the provisions of the applicable law of the State of Texas. This Amendment may be executed in


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any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                      COMPANY:

                                      Carrizo Oil & Gas, Inc.

                                        By: /s/ Paul F. Boling
                                            ------------------------------------
                                            Name: Paul F. Boling
                                            Title: Chief Financial Officer, Vice
                                                   President, Secretary and
                                                   Treasurer


                                      INVESTORS:

                                      J.P. Morgan Partners (23A SBIC), LLC

                                           By:   J.P. Morgan Partners (23A SBIC
                                                 Manager), Inc., its general
                                                 partner

                                                By: /s/ Christopher Behrens
                                                    ----------------------------
                                                    Name: Christopher Behrens
                                                    Title: Managing Director

                                      Mellon Ventures, L.P.

                                           By:   MVMA, L.P., its general partner

                                               By: MVMA, Inc., its general
                                                   partner

                                                   By: /s/ Marc Cole
                                                       -------------------------
                                                        Name: Marc Cole
                                                        Title: Vice President

                                      ORIGINAL FOUNDER SHAREHOLDERS:

                                      /s/ S.P. Johnson IV
                                      ------------------------------------------
                                      S.P. Johnson IV



                                      /s/ Frank A. Wojtek
                                      ------------------------------------------
                                      Frank A. Wojtek



                                      -2-
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                                      /s/ Steven A. Webster
                                      ------------------------------------------
                                      Steven A. Webster

                                      /s/ Douglas A.P. Hamilton
                                      ------------------------------------------
                                      Douglas A. P. Hamilton

                                      /s/ Paul B. Loyd, Jr.
                                      ------------------------------------------
                                      Paul B. Loyd, Jr.



                                      DAPHAM Partnership, L.P.

                                        By:  /s/ Veronica A. LaVoun
                                             -----------------------------------
                                            Name:  Veronica LaVoun



                                      -3-